UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

Star Holdings

(Exact name of registrant as specified in its charter)

Maryland	001-41572	37-6762818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1114 Avenue of the Americas 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, $0.001 par value	STHO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2025, Safehold Inc., our external manager, announced it has appointed Michael Trachtenberg as its President effective December 1, 2025 (the “Effective Date”).

As of the Effective Date, Mr. Trachtenberg will also serve as Star Holdings’ (the “Company”) President.

Mr. Trachtenberg, 43, previously held positions at Lubert-Adler, an institutional real estate investment manager, from 2005 until February 2025, including most recently as President from 2024 and Managing Partner from 2020. Since February 2025 he has served as a consultant for Lubert-Adler.

Mr. Trachtenberg holds a B.S. in Finance and Accounting from New York University.

Mr. Trachtenberg has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company, and there is no arrangement or understanding between Mr. Trachtenberg and any other person pursuant to which Mr. Trachtenberg was selected as an officer. Mr. Trachtenberg is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2025

Star Holdings

By:	/s/ Jay Sugarman
Name: Jay Sugarman
Title: Chief Executive Officer